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                                                       EXHIBIT NO. 99.1(k)


                                     FORM OF

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                OF CLASS J SHARES


         Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated January 6, 1995 (the "Declaration") of MFS Series Trust I, as amended, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Strategic Growth Fund, a series of MFS Series Trust I, to create an additional class of shares, within the meaning of Section 6.10 as follows

         1.  The additional class of shares is designated "Class J Shares";

         2. Class J Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class J Shares, the method of determination of the net asset value of Class J Shares, the price, terms and manner of redemption of Class J Shares, and the relative dividend rights of holders of Class J Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class J Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _______th day of _______, 1999 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in Toronto, Ontario, Canada, in accordance with the second sentence of Section 9.3(a) of the Declaration.


                                                          --------------------
-----------------------                                   Walter E. Robb, III
Richard B. Bailey                                         35 Farm Road
63 Atlantic Avenue                                        Sherborn,  MA  01770
Boston,  MA  02110


------------------------                                 ---------------------
                                                          Arnold D. Scott
Marshall N. Cohan                                         20 Rowes Wharf
2524 Bedford Mews Drive                                   Boston, MA  02110
Wellington, FL  33414


                                                         ----------------------
-------------------------                                 Jeffrey L. Shames
Lawrence H. Cohn                                          38 Lake Avenue
45 Singletree Road                                        Newton, MA  02159
Chestnut Hill,  MA  02167


                                                         ----------------------
-------------------------                                 J. Dale Sherratt
Sir J. David Gibbons                                      86 Farm Road
"Leeward"                                                 Sherborn, MA  01770
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05
                                                         ---------------------
-------------------------                                 Ward Smith
Abby M. O'Neill                                           36080 Shaker Blvd
200 Sunset Road                                           Hunting Valley, OH
Oyster Bay,  NY  11771                                                    44022